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                                                                    EXHIBIT 99.1

CONTACT: Media:     Judy Corman  212-343-6833
         Investors: Ray Marchuk  212-343-6741

                 SCHOLASTIC TO ACQUIRE GROLIER FOR $400 MILLION

 STRATEGIC TRANSACTION WILL GREATLY EXPAND SCHOLASTIC'S DIRECT-TO-HOME BUSINESS,
          GROW SCHOOL LIBRARY BUSINESS AND BROADEN INTERNATIONAL REACH

  ACQUISITION EXPECTED TO INCREASE SCHOLASTIC'S OPERATING INCOME APPROXIMATELY
                                      30%

  GROLIER'S CUSTOMER BASE OF 3 MILLION PARENTS OF CHILDREN UNDER 6, EXTENSIVE CONTENT, AND DIRECT MARKETING AND TECHNOLOGY SKILLS WILL ACCELERATE DEVELOPMENT
                               OF SCHOLASTIC.COM
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     NEW YORK, APRIL 13, 2000 -Scholastic (NASDAQ: SCHL), the global children's publishing and media company, announced today that it has entered into a definitive agreement with Lagardere S.C.A. of France to acquire Grolier Inc. for $400 million in cash.
     Grolier, with 1999 revenues of approximately $450 million and earnings before interest, taxes, depreciation and amortization of approximately $45 million, has three principal areas of operation - the leading U.S. direct mail-to-home and e-commerce book clubs for children through age 5, the leading on-line and print publisher of children's reference products (including major encyclopedias) sold primarily to U.S. school libraries, and significant international operations in the United Kingdom, Canada and Southeast Asia. Grolier also publishes trade books under the Orchard Books, Children's Press and Franklin Watts imprints, sold both to libraries and the trade.
     "The strategic growth opportunity provided by this acquisition will simultaneously enhance Scholastic's presence in home book clubs, school libraries and in Asia, while giving us a large new customer base for our developing Internet products and services," said Richard Robinson, Scholastic's Chairman, President and CEO. "Grolier's direct-to-the-home business provides access to millions of parents of children under age 6 who Scholastic can transition to Scholastic's 6-12 products as they mature. Acquiring Grolier brings financial benefits as well as strategic benefits, including major efficiencies through cost reduction opportunities. The acquisition of Grolier will increase Scholastic's projected operating income by approximately 30%, and will be neutral to earnings per share in fiscal 2001 and accretive thereafter."
     Acquiring Grolier will provide Scholastic with the following key benefits:

1. INCREASED SCALE: Scholastic will strengthen its position as the world leader in publishing and distributing children's books - giving the Company increased scale to enhance profitability.


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     Upon closing, the combined operations would represent a $1.8 billion business of which children's book publishing would be $1.5 billion and include $350 million of direct-to-home sales in the U.S. The combined direct-to-home sales operation creates a major new distribution channel to complement Scholastic's established school-based book club and book fair channels.

2. EXPANDED ACCESS TO SCHOOLS & LIBRARIES: Grolier's $80 million library business will provide a greater presence, enabling Scholastic to sell more effectively a wide variety of materials to libraries and to increase the profitability of the Company's Educational Publishing business. As the leading provider of children's books and reference material to school libraries in the U.S., Grolier has more than 150 salespeople who can also sell Scholastic materials to school libraries.

3. INTERNET STRATEGY: The addition of Grolier's $270 million direct-to-the-home business will significantly advance Scholastic's Internet strategy to provide educational materials and Internet-delivered home-learning services purchased by parents at home to improve their children's learning. By merging Grolier's customer database, which focuses on children through age 5 and includes 3 million active parent customers, with Scholastic's existing home continuity database, which focuses on children in the 6-12 age bracket and includes 1 million parent customers, the Company will have a major resource for home direct marketing through the Internet as well as targeted mailings. The strong presence of Grolier in school libraries, with $4.5 million in Internet revenues and millions of student reference look-ups, will also strengthen Scholastic's school-based Internet position. Grolier's and Scholastic's complementary Internet presence in libraries and classrooms will also reinforce each other's online marketing in schools.

4. GREATER INTERNATIONAL PRESENCE: Grolier's $100 million business, primarily located in the UK, Canada and Asia, will enhance Scholastic's international operations, especially in Southeast Asia, where Grolier has more than $30 million in reference sales. Scholastic's direct-to-the-home children's book sales in the UK will be substantially expanded by Grolier's profitable $45 million business.

5. POSITIVE FINANCIAL IMPACT: Scholastic expects the acquisition to be neutral to the Company's earnings in the 2001 fiscal year starting June 1, 2000, accretive to earnings by approximately $0.15 to $0.20 per share in FY 2002, and increasingly accretive thereafter. The Company expects to achieve annual cost savings of approximately $20 million over two years, primarily in order processing, fulfillment, manufacturing, distribution, and overhead reduction. The Company also expects to increase revenues and profitability by taking advantage of numerous cross-selling opportunities.


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Robinson continued, "In addition to providing another major sales channel for our children's book distribution business, Grolier will improve the profitability of our education business. It will strengthen our position in U.S. school and public libraries - a growing $5.5 billion market where
Grolier has a strong print and online presence, including leading encyclopedias such as ENCYCLOPEDIA AMERICANA, THE NEW BOOK OF KNOWLEDGE and Spanish language encyclopedias."
     Robinson added, "The combination of Scholastic's and Grolier's more than four million family household accounts per year will provide exceptional cross-selling opportunities, enabling us to expand greatly the number of accounts we will serve through the Internet. Grolier's database of parent customers, when merged with ours, will provide a ready constituency when we launch our Scholastic.com home learning services next year. Grolier's contemporary online reference resources will also add to a content-rich e-commerce site, helping us deliver a wide range of innovative learning solutions in school and at home."
     Arnaud Lagardere, on behalf of Lagardere S.C.A., stated, "We are glad that Scholastic, a trusted publisher and distributor of children's books and educational materials, will be able to carry on the Grolier business."
     The transaction, which is subject to certain regulatory approvals, is expected to close by early June 2000. Scholastic plans to finance the acquisition initially through bank debt, under a committed facility, and subsequently through a combination of debt and/or equity.
     "We are looking forward to closing this transaction, integrating our operations with Grolier's and working together to improve service to our combined customers. We enthusiastically welcome Grolier's strong management and talented employees into the Scholastic family," added Robinson.
     Credit Suisse First Boston is acting as financial advisor to Scholastic on this transaction and Deutsche Banc Alex. Brown is acting as financial advisor to Lagardere North America, Inc.
     Scholastic creates and distributes innovative and quality educational materials for use in school -- children's books, textbooks, magazines, technology and teacher materials -- and engaging and appropriate products for use at home -- magazines, software, television programming, videos and toys. Building long-term relationships with teachers, parents and children since 1920, Scholastic is unique in its understanding of what kids want and need to read and learn. Scholastic.com is a leading Internet education destination for K-8 teachers and kids, which attracts over l.5 million unique visitors a month. The Company is the world leader in children's school book clubs and school book fairs, through which children purchase books and software for their use at home. Internationally, Scholastic operates wholly owned companies in Canada, the UK, Australia, New Zealand, Mexico, Hong Kong, India and Argentina.
Scholastic's corporate information can be found at HTTP://WWW.SCHOLASTIC.COM.


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THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON THE
CORPORATION'S CURRENT EXPECTATIONS AND ASSUMPTIONS, AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER FROM THOSE ANTICIPATED. SUCH RISKS AND UNCERTAINTIES ARE DISCLOSED IN COMPANY FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.